EXHIBIT 99.2

duostech	FOR IMMEDIATE RELEASE

Duos Technologies to Present at the Sidoti Virtual Investor
Conference on Thursday, January 19, 2023

JACKSONVILLE, FL / ACCESSWIRE / January 12, 2023 - Duos Technologies Group, Inc. (“Duos” or the “Company”) (Nasdaq: DUOT), through its operating subsidiary Duos Technologies, Inc., a provider of machine vision and artificial intelligence that analyzes fast moving trains and trucks, today announced that Chief Executive Officer Chuck Ferry and Chief Financial Officer Andrew Murphy will present and host one-on-one meetings with investors at the Sidoti January Virtual Investor Conference, taking place on January 18-19, 2023.

The presentation will begin at 1:00 PM ET (10:00 AM PT) on Thursday, January 19, 2023 and can be accessed live here. The Company will also host virtual one-on-ones with investors on Wednesday and Thursday, January 18-19, 2023. To register for the presentation or one-on-ones, visit www.sidoti.com/events. Registration is free, and you do not need to be a Sidoti client to attend.

About Sidoti & Company

For over two decades, Sidoti & Company (http://www.sidoti.com) has been a premier provider of independent securities research focused specifically on small and microcap companies and the institutions that invest in their securities, with most of its coverage in the $100 million-$5 billion market cap range. The firm’s approach affords companies and institutional clients a combination of high-quality research, a small- and microcap-focused nationwide sales effort, broad access to corporate management teams, and extensive trading support. Sidoti serves 500+ institutional clients in North America.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., designs, develops, deploys and operates intelligent vision based technology solutions supporting rail, logistics, intermodal and government customers that streamline operations, improve safety and reduce costs. The Company provides cutting edge solutions that automate the mechanical and security inspection of fast-moving trains, trucks and automobiles through a broad range of proprietary hardware, software, information technology and artificial intelligence. For more information, visit www.duostech.com.

Contacts

Corporate

Fei Kwong, Director, Corporate Communications

Duos Technologies Group, Inc. (Nasdaq: DUOT)

904-652-1625

fk@duostech.com

Investor Relations

Matt Glover or Tom Colton

Gateway Investor Relations

949-574-3860

DUOT@gatewayIR.com